UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2020
 _______________________________________
MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware			1-13881	52-2055918
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road,	Bethesda,	Maryland		20817
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (301) 380-3000
 _______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market
Class A Common Stock, $0.01 par value	MAR	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2020, Bruce W. Duncan informed the Chairman and the lead independent director of the Board of Directors (the “Board”) of Marriott International, Inc. (“Marriott”), that he is resigning from the Board, effective July 22, 2020. Mr. Duncan stated that he is resigning because he would not be able to continue to commit sufficient time and attention to Marriott and its stockholders given his recent election as President & Chief Executive Officer and a member of the Board of Directors of CyrusOne Inc. Mr. Duncan did not resign on account of any disagreement with Marriott's operations, policies or procedures. In connection with the foregoing, the Board will reduce its size from twelve (12) directors to eleven (11) directors, effective concurrently with Mr. Duncan’s resignation from the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: July 17, 2020	By:	/s/ Andrew P.C. Wright
Andrew P.C. Wright
Vice President, Senior Counsel and Corporate Secretary

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